SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-A


             For Registration of Certain Classes of Securities
                 pursuant to Section 12(b) or 12(g) of the
                      Securities Exchange Act of 1934



                      FIRST NATIONAL BANK OF COMMERCE
           (Exact Name of Registrant as Specified in its Charter)



                                United States
               (State or Other Jurisdiction of Incorporation)


       333-24023
(Commission File Number)
                                                     72-0269760
                                          (I.R.S. Employer Identification No.)


201 Saint Charles Avenue, 29th Floor, New Orleans, Louisiana         70170
      (Address of Principal Executive Offices)                     (Zip Code)


                             (504) 623-1492
            (Registrant's Telephone Number, Including Area Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                     First NBC Credit Card Master Trust
           Class A 6.15% Asset Backed Certificates, Series 1997-1
                                    and
           Class B 6.35% Asset Backed Certificates, Series 1997-1
                              (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Class A 6.15% Asset Backed Certificates, Series 1997-1 and the Class B 6.35% Asset Backed Certificates, Series 1997-1 appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Maturity Assumptions"; "Description of the Certificates"; "Credit Enhancement"; "Certain Legal Aspects of the Receivables"; "U.S. Federal Income Tax Consequences"; "State and Local Taxation"; and "ERISA Considerations" in the Prospectus dated July 23, 1997, and "Summary of Terms"; "Risk Factors"; "Maturity Assumptions"; and "Description of the Certificates" in the Prospectus Supplement dated July 31, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4.5).

Item 2.  Exhibits.

Exhibit
  No.             Document Description


4.1               Articles of Association of First National Bank of Commerce
                  ("First NBC").

4.2               By-Laws of First NBC.

4.3 Pooling and Servicing Agreement between First NBC and The First National Bank of Chicago, dated as of August 7, 1997.

4.4 Series 1997-1 Supplement between First NBC and The First National Bank of Chicago, dated as of August 7, 1997.

4.5 Prospectus dated July 23, 1997 and Prospectus Supplement dated July 31, 1997, as filed with the Securities and Exchange Commission on August 1, 1997 pursuant to Rule 424(b).

4.6 Form of specimen certificates representing the Class A 6.15% Asset Backed Certificates, Series 1997-1 and the Class B 6.35% Asset Backed Certificates, Series 1997-1.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST NATIONAL BANK OF COMMERCE
                                        (Registrant)




Dated: October 22, 1997                 By:   /s/ Michael J. Fowler
                                            -----------------------
                                        Name: Michael J. Fowler
                                        Title: Executive Vice President

                             INDEX TO EXHIBITS



Exhibit
  No.             Document Description


4.1               Articles of Association of First National Bank of Commerce
                  ("First NBC").

4.2               By-Laws of First NBC.

4.3 Pooling and Servicing Agreement between First NBC and The First National Bank of Chicago, dated as of August 7, 1997.

4.4 Series 1997-1 Supplement between First NBC and The First National Bank of Chicago, dated as of August 7, 1997.


4.5 Prospectus dated July 23, 1997 and Prospectus Supplement dated July 31, 1997, as filed with the Securities and Exchange Commission on August 1, 1997 pursuant to Rule 424(b).

4.6 Form of specimen certificates representing the Class A 6.15% Asset Backed Certificates, Series 1997-1 and the Class B 6.35% Asset Backed Certificates, Series 1997-1.